Exhibit 99.01

Bradley Tirpak

Elaine Guidroz

Vice President, Secretary & General Counsel

Full House Resorts, Inc.

VIA EMAIL

February 11, 2021

Dear Elaine,

I hereby tender my resignation to the Board of Directors of Full House Resorts, Inc. effective immediately.

Sincerely,

/s/ Bradley M. Tirpak

Bradley M. Tirpak